SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 4, 2002

FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238

(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota		55318

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(952) 448-5440

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-4.1 Form of Purchase Agreement
EX-99 Press Release dated April 5, 2002

Item 5.   Other Events

     On April 4, 2002, FSI International, Inc. (the “Company”) completed the sale in a private placement of 3.1 million shares of newly issued common stock to institutional investors. The purchase price was $9.50 per share and resulted in gross proceeds of approximately $29.6 million. The shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement. The Company expects to file a registration statement on Form S-3 in connection with this private placement within the next 10 days.

     The Company intends to use the net proceeds from this private placement for general corporate purposes, including working capital, possible acquisitions of businesses, products or technologies, particularly those that are complementary to the Company’s Surface Conditioning Business. Pending such uses, the Company intends to invest the net proceeds in short-term, interest-bearing, investment grade securities.

     On April 5, 2002, the Company issued a press release, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

(c) Exhibits

4.1	Form of Purchase Agreement related to the private placement of common stock

99	Press release dated April 5, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.

	By	/s/ PATRICIA M. HOLLISTER Patricia M. Hollister Chief Financial Officer

Date: April 5, 2002

Exhibit Index

Exhibit

Exhibit	Description

4.1	Form of Purchase Agreement related to the private placement of common stock

99	Press release dated April 5, 2002